EXHIBIT 99.1

                         FOR IMMEDIATE RELEASE
David Kelley
224-727-2535
dkelley@littelfuse.com

Littelfuse to Acquire Basler Electric, Enhancing High-Growth Industrial Market Positioning
•Expands presence in mission critical, secular growth industrial markets including grid & utility infrastructure, power generation and data center
•Enhances high power application capabilities with a reliable and comprehensive controls and protection systems portfolio
•Complements industrial technology offering, resulting in a more complete solution set and broader customer access
•Delivers value creation through growth and operational enhancement opportunities; expected to be accretive to Adjusted EPS in 2026

Chicago, October 28, 2025 — Littelfuse, Inc. (NASDAQ: LFUS), a leader in developing smart solutions that enable safe and efficient electrical energy transfer, today announced a definitive agreement to acquire Basler Electric Company (“Basler”) for a cash consideration of approximately $350M (the “transaction”), subject to customary adjustments. When adjusted for the present value of expected tax benefits of approximately $30M, the net transaction value is approximately $320M. Basler is a leading designer and manufacturer of innovative electrical control and protection solutions for high-growth industrial markets including grid and utility infrastructure, power generation and data center. With three manufacturing facilities in Highland, IL, Taylor, TX, and Piedras Negras, Mexico, Basler’s technologies regulate and protect mission-critical equipment for a broad and expanding customer base.
“The acquisition of Basler demonstrates our commitment to deploy our strong free cash flow in a disciplined manner toward strategic acquisitions that enhance our access to high-growth

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markets supported by strong secular trends. Basler’s leading technology capabilities and deeply embedded customer relationships, built over 80+ years of innovation, further enhance our position as a leader in the safe and efficient transfer of electrical energy,” said Greg Henderson, President and CEO of Littelfuse. “The addition of Basler aligns with our strategic priorities by strengthening our secular growth story while opening new organic growth opportunities for Littelfuse products. We are excited to welcome the Basler team and look forward to leveraging our complementary technologies, engineering capabilities and manufacturing footprint to drive long-term growth, profitability enhancements, and shareholder value.”

Founded in 1942, Basler is a privately held, family-owned manufacturer of electrical control and protection solutions, based in Highland, Illinois, with ~700 employees. Basler’s products are used by over 1,600 global customers in a diverse range of critical applications and end markets, including power generation, power transmission, grid and utility infrastructure, HVAC, data center, and industrial & electrical equipment. For full-year 2025, Basler is expected to generate revenue of $125 million with a high-teens adjusted EBITDA margin.

Ken Rhodes, President of Basler, said, “We are excited to join an industry leader with a long history of strong customer partnerships and technology advancements. Basler’s customer-focused team, culture and technology innovations are well aligned with Littelfuse, and we look forward to working together to deliver meaningful value.”

Financial Highlights

The all-cash transaction is valued at approximately $350M, subject to customary adjustments. Adjusting for the present value of expected tax benefits of approximately $30M, the transaction represents approximately 13.5x Basler’s forecasted full year 2025 adjusted EBITDA. Littelfuse expects the acquisition to be accretive to adjusted diluted EPS in 2026.

Transaction Details

The transaction is anticipated to close by the end of the fourth quarter of 2025, subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals. Upon completion of the transaction, Basler will be reported as part of Littelfuse’ Industrial Segment. Barclays is serving as exclusive strategic advisor to Littelfuse.

About Littelfuse
Littelfuse, Inc. (NASDAQ: LFUS) is a diversified, industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 20 countries, and

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with approximately 16,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation, and electronics end markets–everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts, including statements with respect to the expected timetable for closing the proposed transaction, are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties relating to general economic conditions; product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; changes in import and export duty and tariff rates; exchange rate fluctuations; commodity price fluctuations; the effect of the Company's accounting policies; labor disputes and shortages; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; integration of acquisitions may not be achieved in a timely manner, or at all; limited realization of the expected benefits from investment and strategic plans; the ability to satisfy the conditions to closing of the transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all; the risk that the closing of the proposed transaction is delayed or does not occur at all, for reasons beyond Littelfuse’s control; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the proposed transaction; the risk that expected benefits, synergies and growth prospects of the proposed transaction may not be achieved in a timely manner, or at all; the risk that Basler’s business may not be successfully integrated with Littelfuse’s following the closing; the risk that Littelfuse and Basler will be unable to retain and hire key personnel; the risk that disruption from the proposed transaction may adversely affect Littelfuse’s or Basler’s business and its relationships with its customers, suppliers or employees; and other risks which may be detailed in the company’s SEC filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 28, 2024. Further discussion of the

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risk factors of the company can be found under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 28, 2024, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

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